Exhibit 4.4

THIRD SUPPLEMENTAL INDENTURE

dated as of July 15, 2004

among

K. HOVNANIAN ENTERPRISES, INC.

HOVNANIAN ENTERPRISES, INC.

The Other Guarantors Party Hereto

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Trustee

6½% Senior Notes due 2014

THIS THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), entered into as of July 15, 2004, among K. Hovnanian Enterprises, Inc., a California corporation (the “Issuer”), Hovnanian Enterprises, Inc. (“Hovnanian”), each of the entities listed on Schedule I hereto (each, an “Undersigned”) and Wachovia Bank, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, Hovnanian, the Guarantors party thereto and the Trustee entered into the Indenture dated as of November 3, 2003, as supplemented by the First Supplemental Indenture dated as of November 3, 2003 and the Second Supplemental Indenture dated as of March 18, 2004 (as supplemented, the “Indenture”), relating to the Issuer’s 6½% Senior Notes due 2014 (the “Notes”);

WHEREAS, as a condition to the purchase of the Notes by the Holders, Hovnanian agreed pursuant to the Indenture to cause any newly acquired or created Restricted Subsidiaries to provide Guarantees of the Notes, subject to certain limitations.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

SECTION 1.                                Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

SECTION 2.                                Each Undersigned, by its execution of this Third Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article Thirteen of the Base Indenture and Article 5 of the First Supplemental Indenture.  Each Undersigned will also execute a Guarantee Notation in respect of the Notes.

SECTION 3.                                This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4.                                This Third Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

SECTION 5.                                This Third Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Third Supplemental Indenture will henceforth be read together.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

K. HOVNANIAN ENTERPRISES, INC.,
as Issuer

By:	/s/ Peter S. Reinhart
Name: Peter S. Reinhart
Title: Senior Vice President and General Counsel

HOVNANIAN ENTERPRISES, INC.

By:	/s/ Peter S. Reinhart
Name: Peter S. Reinhart
Title: Senior Vice President and General Counsel

On behalf of each of the entities listed on Schedule I hereto

By:	/s/ Peter S. Reinhart
Name: Peter S. Reinhart
Title: Senior Vice President and General Counsel

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ sTEPHANIE rOCHE
Name: Stephanie Roche
Title: Vice President

GUARANTORS	State of Incorporation or Formation
K. HOVNANIAN DEVELOPMENTS OF MINNESOTA, INC.	MN
K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP I, INC.	NJ
EDISON CONTRACT SERVICES, L.L.C.	NJ
HOVNANIAN LAND INVESTMENT GROUP OF NORTH CAROLINA, L.L.C.	NC
HOVNANIAN LAND INVESTMENT GROUP OF VIRGINIA, L.L.C.	VA
K. HOVNANIAN AT BELLA LAGO, L.L.C.	CA
K. HOVNANIAN AT CAGNEY RANCH, L.L.C.	CA
K. HOVNANIAN AT CEDAR GROVE IV, L.L.C.	NJ
K. HOVNANIAN AT CHESTERFIELD, L.L.C.	NJ
K. HOVNANIAN AT DEPTFORD TOWNSHIP, L.L.C.	NJ
K. HOVNANIAN AT FLORENCE I, L.L.C.	NJ
K. HOVNANIAN AT FLORENCE II, L.L.C.	NJ
K. HOVNANIAN AT HAWTHORNE, L.L.C.	NJ
K. HOVNANIAN AT LAKE RANCHO VIEJO, L.L.C.	CA
K. HOVNANIAN AT MARLBORO TOWNSHIP IX, L.L.C.	NJ
K. HOVNANIAN AT NORTH BERGEN II, L.L.C.	NJ
K. HOVNANIAN AT NORTH CALDWELL II, L.L.C.	NJ
K. HOVNANIAN AT SCOTCH PLAINS, L.L.C.	NJ
K. HOVNANIAN AT THE CROSBY, L.L.C.	CA
K. HOVNANIAN AT THE PRESERVE, L.L.C.	CA
K. HOVNANIAN FOUR SEASONS AT DULLES DISCOVERY, L.L.C.	VA
K. HOVNANIAN HOMES OF MINNESOTA, L.L.C.	MN
WASHINGTON HOMES AT CAMERON STATION, L.L.C.	VA